Exhibit 10.1

AMENDMENT TO ASSET ACQUISITION AGREEMENT

(THIS “AMENDMENT”)

Reference is made to that certain Asset Acquisition Agreement, dated February 28, 2019 (the “Agreement”) by and among Timber Pharmaceuticals LLC, a Delaware limited liability company (the “Company”), Patagonia Pharmaceuticals LLC, a New Jersey limited liability company (“Patagonia”), Jonathan Rome (“J Rome”) and Zachary Rome (“Z Rome” and, collectively with the Company, Patagonia and J Rome, the “Parties”). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, Section 7.3 of the Agreement provides that the Agreement may not be modified except in a writing signed by the Parties;

WHEREAS, on June 21, 2022 the Company enrolled its first patient in a Phase 3 pivotal trial for the Product (as defined in the Agreement), and thus pursuant to Section 5 of the Agreement has become obligated to pay to Seller a certain Milestone Payment on September 1, 2022 (as also defined in the Agreement); and

WHEREAS, the Parties have determined that this Amendment is advisable and in the best interests of their respective entities.

The Parties, intending to be legally bound, and in accordance with Section 7.3 of the Purchase Agreement, hereby agree as follows:

1.	To amend Section 5(a) in its entirety to state:
(a)(i)	upon signing this Amendment, a one-time payment of $12,500 toward Patagonia’s legal fees;
(a)(ii)	no later than September 1, 2022, a one-time payment of $2.25 million (“First Payment”);
(a)(iii)	no later than September 1, 2023, a one-time payment of $2.065 million (“Second Payment”); and
(a)(iv)

until the Second Payment has been paid in full, Timber shall (1) assign and transfer to the Seller and grant to the Seller a continuing security interest in the Collateral defined in the Security Agreement, in the form of Exhibit C, attached hereto, (2) provide to Seller, on a calendar quarter basis within forty-five (45) Business Days after each applicable calendar quarter for the first three quarters of each year and within ninety (90) Business Days of year end, (i) an updated balance sheet setting forth in reasonable detail Timber’s fixed and current assets, and current and long term liabilities (it being agreed that filing its Form 10-Q or Form 10-K with the SEC, as applicable shall satisfy this obligation), (ii) if there have been any changes to Schedule I to Exhibit C during such calendar quarter, an updated Schedule I, and (3) provide to Seller written notice before (i) the Phase 3 pivotal trial will be or is interrupted or prematurely ended, (ii) Timber fails to make a material payment required for the Phase 3 pivotal trial, or (iii) Timber adopts a prepackaged bankruptcy plan or files for bankruptcy or reorganization.

2.	To amend Section 6(a) in its entirety to state:

(a)Unless otherwise specified in Section 5, Milestone Payments payable under Section 5 shall be payable on a calendar quarter basis within forty-five (45) Business Days after the applicable calendar quarter, via wire transfer to:

Account Holder:

Bank Name:

Bank Address:

ABA/Routing:

Acct Number:

Swift Code:

Timber and Seller agree that any payments made to Seller under this Section 6 shall be treated as an addition to the purchase price paid by Timber pursuant to this Agreement for all tax purposes. Timber and Seller hereby agree to report for all tax purposes (including in connection with any tax return) any income with respect of any amounts paid under this Section 6 in a manner that is consistent with the foregoing and applicable law.

3.	To amend Section 7.1 in its entirety to state:

7 .1Notices. All notices required or permitted hereunder shall be in writing addressed to the parties at their respective addresses as set forth below, unless another address shall have been designated:

If to Timber, to:

Timber Pharmaceuticals LLC

110 Allen Road, Suite 401

Basking Ridge, NJ 07920

Attn: John Koconis, CEO

With a copy (which shall not constitute notice) to:

Garry A. Berger, Esq.

Berger Legal LLC

58 Olmstead Lane

Ridgefield, Connecticut 06877

If to Seller, to:

Patagonia Pharmaceuticals LLC

1199 Hillside Road

Fairfield, CT 06824

Attn.: Zachary Rome, President

With a copy (which shall not constitute notice) to:

David R. Cleveland, Esq.

Patterson Thuente Pederson, P.A

4800 IDS Center, 80 South 8th Street

Minneapolis, MN 55402-2100

4.

Entire Agreement.  This Amendment and the Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof. All references in the Agreement to “this Agreement”, “hereof”, “hereby” and words of similar import shall refer to the Agreement as amended by this Amendment.

5.

Counterparts.  This Amendment may be executed in any number of counterparts (which may be delivered by facsimile, email transmission of a .pdf or other electronic transmission), each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

This Amendment is executed by the undersigned as of the last date set forth below.

TIMBER PHARMACEUTICALS LLC

By:	/s/ John Koconis
John Koconis
CEO

Date:	July 20, 2022

PATAGONIA PHARMACEUTICALS LLC

By:	/s/ Zachary Rome
Zachary Rome
President

Date:	July 13, 2022

/s/ Jonathan Rome
Jonathan Rome, an Individual

Date:	July 13, 2022

/s/ Zachary Rome
Zachary Rome, an Individual

Date:	July 13, 2022

[Signature Page to Amendment]